AMENDMENT TO ADMINISTRATION AGREEMENT

         THIS AMENDMENT TO THE ADMINISTRATION AGREEMENT (this "Amendment"), effective as of 1st day of April 2008 (the "Amendment Effective Date") is entered into by and between CNI Charter Funds (the "Trust"), and SEI Investments Global Funds Services ("Administrator") (successor to SEI Investments Mutual Funds Services).


WHEREAS:

         1. Administrator and Trust entered into an Administration Agreement, dated April 1, 1999 (the "Agreement");

         2. Administrator and Trust entered into an Amendment to Administration Agreement, dated December, 2, 2004, effective January 1, 2005;

         3. Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

         4. The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

     NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, the parties hereby agree as follows:

1. Prologue. The Prologue is deleted in its entirety and replaced as follows:


         THIS AGREEMENT is made as of 1st day of April, 1999, by and between CNI CHARTER FUNDS, a Delaware statutory trust (the "Trust") and SEI INVESTMENTS GLOBAL FUNDS SERVICES (the "Administrator"), a Delaware statutory trust.


         WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the series of portfolios set forth in Schedule I, attached hereto, as the same may be amended from time to time ("Portfolios"), each of which may consist of one or more classes of shares of beneficial interest ("Shares"); and

         WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, administrative and accounting services to such Portfolios of the Trust on the terms and conditions set forth herein;

2. Article 4(A). Article 4(A) of the Agreement shall be amended as follows:

         In the first sentence, delete "in the Schedules" and add "in Schedule II attached hereto."

3. Article 7. Article 7 of the Agreement shall be deleted in its entirety and replaced with the following:

         (A) Confidential Information. The Administrator and Trust (in such capacity, the "Receiving Party") acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Administrator and Trust (in such capacity, the "Disclosing Party") in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party's Confidential Information to any Person other than those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or with respect to the Administrator as a Receiving Party, to those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement.

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                  In addition, the Receiving Party (a) shall take all reasonable steps to prevent unauthorized access to the Disclosing Party's Confidential Information, and (b) shall not use the Disclosing Party's Confidential Information, or authorize other Persons to use the Disclosing Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, "reasonable steps" means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

                  The term "Confidential Information," as used herein, shall mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

         (B) Exclusions. The provisions of this Article 7 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).


         (C) Permitted Disclosure. The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party's obligations of confidentiality and non-use under this Article 7, and shall be responsible for ensuring compliance by its and its affiliates' employees, agents, contractors, subcontractors and licensees with such obligations and shall be liable in the event of such parties' non-compliance. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party's Confidential Information by such Persons.

         (D) Effect of Termination. Upon the Disclosing Party's written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party's Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Administrator shall have no obligation to return or destroy Confidential Information of Trust that resides in save tapes of Administrator; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Article 7 for so long as it is so retained. If requested by the Disclosing Party, the


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                  Receiving Party shall certify in writing its compliance with the provisions of this paragraph.


4.   Article 10. Article 10 of the Agreement shall be amended as follows:

         The first sentence of Article 10 is hereby deleted in its entirety and replaced as follows:

         This Agreement shall become effective on April 1, 2008 and shall remain in effect for an Initial Term through and until March 31, 2011, and, thereafter, for successive Renewal Terms of three (3) years each, unless and until this Agreement is terminated in accordance with the provisions of Article 10 hereof.

         In the second sentence under section (b), delete "60 days" and replace with "90 days."


5.   Article 18. A new Article 18 will be added to the Agreement as follows

     ARTICLE 18.     Miscellaneous.
                     -------------

         (A) Special Third Party Services. The Administrator may, from time to time, provide to the Trust services and products ("Special Third Party Services") from external third party sources that are telecommunication carriers, pricing sources, data feed providers or other similar service providers ("Special Third Party Vendors"). The Trust acknowledges and agrees that the Special Third Party Services are confidential and proprietary trade secrets of the Special Third Party Vendors. Accordingly, the Trust shall honor requests by the Administrator and the Special Third Party Vendors to protect their proprietary rights in their data, information and property including requests that the Trust place copyright notices or other proprietary legends on printed matter, print outs, tapes, disks, film or any other medium of dissemination. The Trust further acknowledges and agrees that all Special Third Party Services are provided on an "AS IS WITH ALL FAULTS" basis solely for such Trust's internal use in connection with the receipt of the Services. The Trust may use Special Third Party Services as normally required on view-only screens and hard copy statements, reports and other documents necessary to support such Trust's investors, however the Trust shall not distribute any Special Third Party Services to other third parties. THE SPECIAL THIRD PARTY VENDORS AND THE ADMINISTRATOR MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, OR ANY OTHER MATTER WITH RESPECT TO ANY OF THE SPECIAL THIRD PARTY SERVICES. NEITHER THE ADMINISTRATOR NOR THE SPECIAL THIRD PARTY VENDORS SHALL BE LIABLE FOR ANY DAMAGES SUFFERED BY THE TRUST IN THE USE OF ANY OF THE SPECIAL THIRD PARTY SERVICES, INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES.


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6.   Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

7. Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

8. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNI CHARTER FUNDS

By: /s/ Richard D. Byrd
    -------------------
Name:  Richard D. Byrd
Title: President



SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:  /s/ James Ndiaye
    -----------------
Name:  James Ndiaye
Title: Vice President

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                                   SCHEDULE I
                               DATED APRIL 1, 2008
                         TO THE ADMINISTRATION AGREEMENT
                            DATED AS OF APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


                               List of Portfolios
                               ------------------

Large Cap Growth Equity Fund
Large Cap Value Equity Fund
RCB Small Cap Value Fund
Multi-Asset Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
High Yield Bond Fund
Prime Money Market Fund
Government Money Market Fund
California Tax Exempt Money Market Fund
AHA Diversified Equity Fund
AHA Limited Maturity Fixed Income Fund
AHA Full Maturity Fixed Income Fund
AHA Balanced Fund
AHA Socially Responsible Equity Fund

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                                   SCHEDULE II
                               DATED APRIL 1, 2008
                         TO THE ADMINISTRATION AGREEMENT
                            DATED AS OF APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES


                                Schedule of Fees
                                ----------------


Administration and Accounting Fee:
---------------------------------


The following Administration and Accounting Fee (the "Fee") is determined in arrears and allocated to each portfolio pro-rata based on the net assets of each portfolio as of the prior month end and due and payable monthly to Administrator pursuant to Article 4(A) of the Agreement. The Fee is calculated as follows: the Fee shall be the greater of the amount based on the Trust's aggregate net assets according to the table below OR the amount based on Trust's aggregate number of portfolios (per Schedule I, as amended), at the annual rate of $90,000 per portfolio. If the Trust's aggregate net assets are less than $3 Billion, the parties mutually agree in writing to adjustments to the services provided by the Administrator under this Agreement.



Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of Trust):

     --------------------------------------------------------------------------
                            Trust Assets                        Basis Points
     --------------------------------------------------------------------------
     First $2.5 billion in aggregate net assets                   6.5
     --------------------------------------------------------------------------
     Next $2.5 billion in aggregate net assets                    4.5
     --------------------------------------------------------------------------
     Next $2.5 billion in aggregate net assets                    2.5
     --------------------------------------------------------------------------
     Aggregate net assets in excess of $7.5 billion               2.0
     --------------------------------------------------------------------------

Annual Minimum Fee (calculated and paid on a monthly basis):


     --------------------------------------------------------------------------
                           Portfolios                    Annual Minimum Fee
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Large Cap Growth Equity Fund                         $ 90,000/Portfolio
     Large Cap Value Equity Fund
     RCB Small Cap Value Fund
     Multi-Asset Fund
     Corporate Bond Fund
     Government Bond Fund
     California Tax Exempt Bond Fund
     High Yield Bond Fund
     Prime Money Market Fund
     Government Money Market Fund
     California Tax Exempt Money Market Fund
     AHA Diversified Equity Fund
     AHA Limited Maturity Equity Fund
     AHA Full Maturity Equity Fund
     AHA Balanced Fund
     --------------------------------------------------------------------------

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     --------------------------------------------------------------------------
     AHA Socially Responsible Equity Fund
     --------------------------------------------------------------------------

Call Center Services:
--------------------

Provide incoming support to prospective investors, shareholders and their financial representatives through telephone and email contacts. Each contact (whether by telephone, IVR or email) in excess of 1,000 contacts per month shall be subject to an additional charge of $10.